Exhibit 99.1

  Ultralife Batteries, Inc. to Present at 7th Annual Needham Growth Conference

     NEWARK, New York--(BUSINESS WIRE)--Jan. 5, 2005--Ultralife Batteries, Inc. (NASDAQ:ULBI) will be presenting at the Seventh Annual Growth Conference hosted by Needham & Company on January 12, 2005.
     Ultralife Batteries management is scheduled to make a presentation at 11:30 AM ET. A live webcast and replay of the presentation will be available in the Investor Info - Event Calendar section of the company's website, http://www.ultralifebatteries.com/invest.asp.

     About the Seventh Annual Needham Growth Conference

     The invitation-only conference will be held at the New York Palace Hotel in New York City and will feature management presentations from 350 leading growth companies from across the country, and from a wide range of technology industry sectors.

     About Ultralife Batteries, Inc.

     Ultralife is a leading developer, manufacturer, and marketer of standard and customized lithium primary (non-rechargeable), lithium ion and lithium polymer rechargeable batteries. Ultralife's high-energy batteries use advanced lithium technology and are used in military, industrial and consumer portable electronic products. Through its range of standard products and ability to customize for a wide range of applications, Ultralife is able to provide the next generation of battery solutions. OEM, retail and government customers include Energizer, Kidde Safety, Philips Medical Systems, Radio Shack and the national defense agencies of the United States and United Kingdom, among others.
     Ultralife's headquarters, principal manufacturing and research facilities are in Newark, New York, near Rochester. Ultralife (UK) Ltd., a second manufacturing facility, is located in Abingdon, U.K. Both facilities are ISO-9001 certified.
     Ultralife(R) is a registered trademark Ultralife Batteries, Inc.


     CONTACT: Ultralife Batteries, Inc.
              Robert W. Fishback, 315-332-7100
              bfishback@ulbi.com
               or
              Lippert/Heilshorn & Associates, Inc.
              Investor Relations Contact:
              Jody Burfening, 212-838-3777
              jburfening@lhai.com
               or
              Media Contact:
              Chenoa Taitt, 212-201-6635
              ctaitt@lhai.com